UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

TBC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11579	20-1888610

(State or other jurisdiction	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, FL		33418

(Address of principal executive offices)		(Zip code)

561-227-0955

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1 Credit Agreement, Dated as of June 7, 2005
Exhibit 4.2 Amendment #3 to 2nd Amended & Restated Note Agmnt
Exhibit 4.3 Amendment #3 to Note Purchase Agreement
Exhibit 4.4 Guarantee & Collateral Agreement
Exhibit 4.5 Intercreditor Agreement

Item 1.01. Entry into a Material Definitive Agreement.

     See Item 2.03 for information with respect to the new credit agreement executed by TBC Corporation (“TBC”).

     To enable TBC to enter into its new credit agreement, TBC amended its Second Amended and Restated Note Agreement, dated as of April 1, 2003, as amended, with The Prudential Insurance Company of America (“Prudential”), and its Note Purchase Agreement, dated April 1, 2003, as amended, with Prudential and certain of its affiliates, managed funds, and accounts (collectively, the “Prudential Note Agreements”). Among other things, the amendments to the Prudential Note Agreements reduce the interest rates payable thereunder and conform the covenants set forth therein to make them consistent with the covenants set forth in the new credit agreement.

Item 1.02. Termination of a Material Definitive Agreement.

     TBC’s existing agented revolving credit and term loan facilities were paid in full and terminated when TBC entered into the new credit agreement described in Item 2.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 17, 2005, TBC replaced its existing agented revolving credit and term loan facilities (the “Old Credit Agreement”) with a new credit agreement with twelve banks named therein (collectively, the “Lenders”), First Tennessee Bank National Association as administrative agent, and JPMorgan Chase Bank, N.A., as co-administrative agent and collateral agent (the “New Credit Agreement”). Under the terms of the New Credit Agreement, the Lenders made $100,000,000 in term loans to TBC on June 17, 2005, to be repaid on or before June 17, 2010 (the “Facility Termination Date”). In addition, until the Facility Termination Date, TBC may borrow up to $225 million on a revolving credit basis, with the ability to increase that amount by up to $75,000,000 in the future, if TBC and one or more of the Lenders or any new Lender so agree.

     TBC used the $100,000,000 in term loans borrowed under the New Credit Agreement to repay term loans outstanding under the Old Credit Agreement.

     The New Credit Agreement provides TBC with $103,500,000 more revolving credit borrowing capacity than under the Old Credit Agreement and the ability to expand its revolving credit borrowing capacity by an additional $75,000,000, compared to an additional $28,500,000 under the Old Credit Agreement. The interest rates payable by TBC under the New Credit Agreement for term loans and revolving credit loans are between 75 basis points to 100 basis points lower than the rates payable by TBC under the Old Credit Agreement.

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     TBC’s obligations under the New Credit Agreement and the Prudential Note Agreements, as amended, are guaranteed by certain of its subsidiaries and secured by substantially all of the assets of TBC and its subsidiaries, including a pledge of the capital stock of or other equity interests in TBC’s subsidiaries.

     The New Credit Agreement and the Prudential Note Agreements, as amended, contain representations, warranties, and covenants by TBC which are typical in such financing transactions, including covenants relating to TBC’s maintenance of certain financial ratios and which restrict the ability of TBC and its subsidiaries to, among other things, incur additional debt, place liens upon assets, provide guarantees, make loans and investments, transfer assets, and pay dividends or repurchase capital stock.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC CORPORATION
Date: June 23, 2005	By	/s/ THOMAS W. GARVEY
Thomas W. Garvey,
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No. and Description:

(4)	Instruments Defining the Rights of Security Holders, Including Indentures.

4.1	$375,000,000 Credit Agreement, dated as of June 17, 2005, among TBC Corporation, TBC Private Brands, Inc., the Lenders party thereto, U.S. Bank National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent, First Tennessee Bank National Association, as Administrative Agent, and JP Morgan Chase Bank, N.A., as Co-Administrative Agent.

4.2	Amendment No. 3, dated as of June 17, 2005, to Second Amended and Restated Note Agreement, dated as of April 1, 2003, among TBC Corporation, TBC Private Brands, Inc., and The Prudential Insurance Company of America, as previously amended by Amendment No. 1, dated as of November 29, 2003, and Amendment No. 2, dated as of November 19, 2004.

4.3	Amendment No. 3, dated as of June 17, 2005, to Note Purchase Agreement, dated as of April 1, 2003, among TBC Corporation, TBC Private Brands, Inc., The Prudential Insurance Company of America, and certain of its affiliates, managed funds, and accounts purchasing Notes, as previously amended by Amendment No. 1, dated as of November 29, 2003, and Amendment No. 2, dated as of November 19, 2004.

4.4	Guarantee and Collateral Agreement, dated as of June 17, 2005, executed by TBC Corporation and the subsidiaries of TBC Corporation in favor of JPMorgan Chase Bank, N.A., as collateral agent.

4.5	Intercreditor Agreement, dated as of June 17, 2005, among various secured lenders to TBC Corporation.

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